Exhibit 99.1

                   Logility Acquires Demand Management, Inc.

Significantly Strengthens Supply Chain Planning Market Position for Small and
    Midsize Businesses (SMB); Extends Worldwide Distribution Channel; and
                     Increases Customer Base to Over 1100

    ATLANTA and ST. LOUIS, Oct. 1 /PRNewswire-FirstCall/ -- Logility, Inc. (Nasdaq: LGTY), a leading supplier of collaborative solutions to optimize the supply chain, today announced its acquisition of certain assets and the distribution channel of privately-held Demand Management, Inc., a St. Louis-based provider of supply chain planning systems marketed under the Demand Solutions(R) brand, for $9.5 million in cash. Under the terms of the agreement, Demand Management will immediately become a wholly-owned subsidiary of Logility, and Mike Campbell, president and CEO of Demand Management, will remain with the company as president of the new subsidiary. The acquisition is expected to be accretive to Logility's earnings and cash flow within the next 12 months, and is expected to contribute approximately $10 million in annual revenue, with 50% as a recurring component.

    The acquisition provides more than 800 active customers in the growing small and midsize business (SMB) market, which brings the Logility customer base to approximately 1,100 and gives Logility what is believed to be the largest installed base of supply chain planning customers among application software vendors. Logility will continue to sell Demand Solutions as a separate product line to the SMB market through Demand Management's existing value-added reseller distribution network, which currently serves customers in more than 70 countries. Logility will also continue to offer the Logility Voyager Solutions(TM) suite to its traditional target market of upper-midsize to Fortune 1000 companies with distributive-intensive supply chains.

    "With this acquisition of Demand Management, we see tremendous potential to increase the intrinsic value of Logility by leveraging our supply chain knowledge and extending our reach into an under-served market segment of SMB companies," said Mike Edenfield, Logility president and CEO. "This move gives us access to a large, satisfied customer base and provides an immediate opportunity to expand our worldwide sales and implementation resources. We believe Logility is the only vendor that can meet the supply chain planning needs of the SMB market as well as serve the more complex requirements of large and Fortune 1000 businesses."

    Some of the unique assets that Logility acquires through this transaction include:

    Distribution Channel. Demand Management has a worldwide value-added reseller (VAR) network of 23 organizations with 67 sales, implementation and support resources. This network will continue to sell Demand Solutions products, and Logility plans to introduce components of the Logility Voyager Solutions suite into appropriate areas of this proven distribution channel.

    Customer Base. Demand Management has approximately 800 active customers in over 70 countries in consumer goods, food and beverage, apparel, life sciences, service parts and retail industries. The VAR channel and Demand Management subsidiary of Logility will continue to support these loyal Demand Solutions customers.

    Technology. The Demand Solution products are designed for SMB companies and include supply chain forecasting, demand planning, inventory planning and replenishment planning. The Demand Solution Stores product enables store-level forecast modeling and replenishment capabilities for retailers.


    "Demand Management customers and employees are now allied with a larger, profitable company with a strong balance sheet, providing additional capital for growth," said Mike Campbell, president of Demand Management. "Customers now have access to Logility's comprehensive portfolio of supply chain solutions and services, which can help drive additional business performance improvements."

    Mr. Edenfield continued, "There are three primary benefits for Demand Solutions customers. First, Logility is financially strong, organizationally stable and has extensive experience in developing and supporting supply chain management applications. Second, Logility plans to increase the research and development investment in the Demand Solutions products to better support existing and new customers. Third, Logility Voyager Solutions give Demand Solutions customers access to supply chain products designed to solve complex problems in demand, inventory and replenishment planning; manufacturing planning, supply and global sourcing optimization; transportation planning and management; warehouse management, and collaborative planning with customers and suppliers. We believe this combination brings substantial benefits to Demand Solutions customers and significantly expands the opportunity for the entire Logility organization."

    Logility does not anticipate an impact on its existing customers or its Logility Voyager Solution suite.


    About Demand Management, Inc.

    Demand Management, headquartered in St. Louis, MO., with a distribution network in Europe, Africa, and Asia-Pacific, provides supply chain forecasting, demand planning and inventory and replenishment systems under the Demand Solutions brand to small- and medium-sized businesses. Since 1985 Demand Solutions products have been reliable and cost-effective solutions for leveraging supply-chain technology to improve bottom-line results, from manufacturing to distribution and retail. To learn more visit http://www.demandsolutions.com .


    About Logility

    Logility is a leading provider of collaborative solutions to optimize the supply chain. Logility Voyager Solutions enable networks of trading partners including suppliers, manufacturers, distributors and retailers to collaborate, integrate and synchronize their planning, production, warehouse and transportation operations. Logility customers have realized substantial bottom-line results in record time. Logility is proud to serve such customers as Bissell, Huhtamaki UK, Katun Corporation, McCain Foods, Mill's Pride, Pernod Ricard, Rand McNally, Sigma Aldrich, VF Corporation and xpedx.
Logility is a majority owned subsidiary of American Software (Nasdaq: AMSWA). For more information about Logility, call 1-800-762-5207 or visit http://www.logility.com .


    Forward-Looking Statements

    This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; risk and uncertainties associated with acquisitions of businesses and products and their assimilation into the business of the Company; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information about the Company, contact Vincent C. Klinges, Chief Financial Officer, Logility, Inc., 470 East Paces Ferry Rd., Atlanta, GA 30305, (404) 261-9777. FAX: (404) 264-5206 INTERNET: http://www.logility.com or E-mail: asklogility@logility.com .



SOURCE  Logility, Inc.
    -0-                             10/01/2004
    /CONTACT: Vincent C. Klinges, Chief Financial Officer of Logility, Inc., +1-404-264-5477/
    /Company News On-Call:  http://www.prnewswire.com/comp/120967.html/
    /Web site:  http://www.logility.com
                http://www.demandsolutions.com /
    (LGTY AMSWA)

CO:  Logility, Inc.; Demand Management, Inc.
ST:  Georgia, Missouri
IN:  CPR MLM STW NET
SU:  TNM